Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2015,  with respect to the consolidated financial statements of PURE Bioscience, Inc., appearing in the Annual Report on Form 10-K of PURE Bioscience, Inc. for the years ended July 31, 2015 and 2014.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 5, 2016